Exhibit 23.1



             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated March 8, 2002, on the consolidated balance sheet of WidePoint Corporation and subsidiaries as of December 31, 2001, and the related statements of operations, changes in stockholders' equity, and cash flows of WidePoint Corporation for the year ended December 31, 2001, included in its Annual Report on Form 10-K for the year ended December 31, 2001 filed with the Securities and Exchange Commission. We hereby consent to the incorporation by reference of our report in the Registration Statements on Form S-8 (File No. 333-55993).



                                                     /s/ GRANT THORNTON LLP

Chicago, Illinois
March 29, 2002